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                                POWER OF ATTORNEY
                             (U.S. SEC Filings only)


         The undersigned, an officer, director or holder of 10% or more of the outstanding voting securities of SVI Holdings, Inc. ("SVI"), hereby appoints David L. Reese, Chief Financial Officer of SVI, as attorney in fact for the undersigned, to act in the place of the undersigned for the purpose of executing and filing on behalf of the undersigned all reports required to be filed by the undersigned, in its capacity as an officer, director or holder of 10% or more of the outstanding voting securities of SVI, pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended.

         The foregoing appointment shall remain in effect until revoked in writing by the undersigned or until six months following the dateon which the undersigned is no longer an officer, director or holder of 10% or more of the outstanding voting securities of SVI.

         Executed this 19th day of August, 1998.

                                        By:   /s/ I. Epstein
                                           ----------------------------

                                        Print Name: I. Epstein
                                                   --------------------

Executed as or on behalf of:

  ___    Officer

   X     Director

  ___ Holder of more than 10% of the outstanding voting securities of SVI Holdings, Inc.

         (For Softline Ltd.)